                   [NEW ENGLAND FINANCIAL LOGO APPEARS HERE]

                             NEW ENGLAND FINANCIAL
                             ---------------------
                              A MetLife Affiliate

March 15, 2000

TO OWNERS OF ZENITH ACCUMULATOR VARIABLE ANNUITY CONTRACTS:

A Special Meeting of Shareholders of the Goldman Sachs Midcap Value Series (the "Series") of New England Zenith Fund (the "Trust") will be held on April 13, 2000. At the Shareholders Meeting, Metropolitan Life Insurance Company ("MetLife") will vote all shares of the Series held in The New England Variable Account which are attributable to Zenith Accumulator Variable Annuity Contracts in accordance with instructions received from Contractholders. You are now being asked how shares of the Series deemed attributable to your Contract should be voted at the Shareholders Meeting. Under some plans, however, plan participants (i.e. annuitants) may have the right to instruct Contractholders as to how all or a portion of the votes attributable to a Contract are to be cast, and Contractholders are required to cast such votes as instructed.

If this is the case under your plan, please forward promptly (1) one Notice of Meeting and Proxy Statement and (2) one Voting Instruction Form to each person entitled to give voting instructions to you as Contractholder. The record date of the Shareholders Meeting is January 31, 2000. Enclosed are copies of the Notice of Meeting and Proxy Statement relating to the Shareholders Meeting, as well as a Voting Instruction Form with the name of each annuitant with an investment in the Series as of that date.

VOTING INSTRUCTION FORMS COMPLETED BY YOUR ANNUITANTS SHOULD NOT BE RETURNED. AFTER YOU HAVE RECEIVED VOTING INSTRUCTIONS FROM AN ANNUITANT, YOU SHOULD RECORD THESE VOTES ON THE SEPARATE (YELLOW) ANNUITANT LISTING PROVIDED. RETURN ONLY THE SINGLE VOTING INSTRUCTION FORM WITH YOUR NAME, SIGNED BY YOU, ALONG WITH THE SEPARATE ANNUITANT LIST, COMPLETED TO INDICATE HOW YOU HAVE BEEN INSTRUCTED TO VOTE BY EACH ANNUITANT.

IF NO ANNUITANTS TRANSMIT VOTING INSTRUCTIONS, OR IF THE ANNUITANTS DO NOT HAVE THE RIGHT UNDER YOUR PARTICULAR PLAN TO INSTRUCT YOU HOW TO VOTE, YOU MAY CAST ALL VOTES AT YOUR SOLE DISCRETION BY COMPLETING AND SIGNING THE VOTING INSTRUCTION FORM WITH YOUR NAME ON IT.

IN ORDER FOR THE VOTES UNDER YOUR CONTRACTS TO BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY YOU AND YOUR ANNUITANTS, YOU MUST RETURN A COMPLETED, SIGNED VOTING INSTRUCTION FORM. If you fail to return an executed Voting Instruction Form, shares of the Trust deemed attributable to your Contracts will be voted by MetLife in proportion to the voting instructions received from all other Zenith Accumulator Contractholders.

If you have any questions concerning these procedures, please call Lora Pappas, Assistant Vice President, New England Life Insurance Company at (800) 435-4117.

                               [NEF "wave" logo]
                              501 BOYLSTON STREET
                               [NEF "wave" logo]
                             BOSTON, MASSACHUSETTS
                               [NEF "wave" logo]
                                 T 617-578-2000

                 New England Life Insurance Company, Boston, MA

--------------------------------------------------------------------------------
ZAVAT